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                              CAMBREX CORPORATION

                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

SUBSIDIARY                                                    INCORPORATED IN:
----------                                                    ----------------
CasChem, Inc. ..............................................    Delaware
Cosan Chemical Corp. .......................................   New Jersey
Nepera, Inc. ...............................................    New York
Heico Chemicals, Inc. ......................................    Delaware
The Humphrey Chemical Co., Inc. ............................    Delaware
Chiragene, Inc. ............................................    Delaware
Salsbury Chemicals, Inc. ...................................      Iowa
Zeeland Chemicals, Inc. ....................................    Michigan
BioWhittaker, Inc. .........................................    Delaware
Seal Sands Chemicals Limited................................     England
Profarmaco S.r.l. ..........................................      Italy
Nordic Synthesis AB.........................................     Sweden
BioWhittaker Europe s.p.r.l. ...............................     Belgium
BioWhittaker Molecular Applications, Inc. ..................    Delaware
BioWhittaker Molecular Applications Aps.....................     Denmark
Irotec Laboratories, Ltd. ..................................     Ireland

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